Exhibit 99.1

   BLUE COAT REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2005

                 Achieves 34% Year over Year Growth in Net Sales

    SUNNYVALE, Calif., June 2 /PRNewswire-FirstCall/ -- Blue Coat(R) Systems, Inc. (Nasdaq: BCSI), a leading provider of proxy appliances, today announced financial results for its fourth quarter and fiscal year ended April 30, 2005. Net sales for the fourth quarter were $28.4 million, an increase of 34% compared to net sales of $21.1 million for the same quarter last year and an increase of 15% compared to net sales of $24.7 million in the prior quarter. For the fiscal year ended April 30, 2005, net sales were $96.2 million compared to net sales of $66.1 million in the fiscal year ended April 30, 2004.

    On a GAAP basis, the Company reported net income of $2.8 million, or $0.21 per diluted share, in the fourth quarter of fiscal 2005 compared to net income of $1.4 million, or $0.11 per diluted share, in the same quarter last year and net income of $0.3 million, or $0.02 per diluted share, in the prior quarter. GAAP net income for the fourth quarter of fiscal 2005 includes a benefit of $0.1 million from the reversal of restructuring reserves and a net benefit of approximately $0.7 million from the reversal of stock compensation expense recorded in the third quarter of fiscal 2005.

    GAAP net income for the fiscal year ended April 30, 2005 was $5.4 million, or $0.41 per diluted share, compared to a GAAP net loss of $0.3 million, or $0.03 per diluted share, for the fiscal year ended April 30, 2004.

    On a non-GAAP basis the Company reported net income of $2.3 million, or $0.17 per diluted share, in the fourth quarter of fiscal 2005 compared to non-GAAP net income of $2.6 million, or $0.20 per diluted share, in the same quarter last year and non-GAAP net income of $1.6 million, or $0.12 per diluted share, in the prior quarter.

    Non-GAAP net income for the fiscal year ended April 30, 2005 was $7.2 million, or $0.55 per diluted share, compared to $4.0 million, or $0.34 per diluted share, for the fiscal year ended April 30, 2004.

    The non-GAAP financial measures presented above exclude the amortization of intangible assets and stock compensation expense, as well as the benefits associated with the aforementioned reversal of restructuring reserves and stock compensation expense.

    Blue Coat ended the quarter with cash, cash equivalents, short-term investments, and restricted investments totaling $49.1 million, an increase of $3.3 million from the prior quarter.

    "Our strong performance in the fourth quarter is a result of our continued investments in our infrastructure and successful execution in increasing our presence," said Brian NeSmith, president and CEO of Blue Coat. "As such, we will continue to make the appropriate investments in sales and marketing as we continue to expand our market leadership."

    Operating Highlights

    -- New Customers -- Blue Coat signed on more than 300 new customers in the quarter, and experienced strong growth in all geographic markets. New customers include T-Mobile, Aon, Amtrak, and Micron Technology.

    -- New CFO Appointed -- Blue Coat strengthened its executive management team in the quarter with the addition of Kevin Royal as the company's new chief financial officer. Royal assumes leadership for Blue Coat's worldwide finance organization, including accounting and reporting, strategic planning, treasury, tax, audit, and investor relations. Royal comes to Blue Coat with exceptional leadership, corporate finance and investor relations experience, having most recently served as chief financial officer at Novellus Systems, a leader in semiconductor capital equipment.

    -- Branch Office Proxy Appliance -- Blue Coat recently introduced the ProxySG(TM) 200 Series appliance, a proxy appliance that extends Web security to the branch office. The ProxySG 200 is the newest member of the Blue Coat family of proxy appliances that allows the enterprise IT organization to extend the Web policy controls in place at headquarters out to the branch. The appliance is built upon Blue Coat's SGOS custom operating system designed for high-performance Web object handling, and contains all the same powerful features and functionality found in Blue Coat's 400, 800 and 8000 Series proxy appliances.

    -- Spyware Prevention Appliance -- Blue Coat introduced Spyware Interceptor(TM), built to be the industry's most effective anti-spyware appliance for networks with 1,000 users or less. Spyware Interceptor is built on Blue Coat's proxy technology, and comes in an easy-to-deploy and affordable appliance form-factor. The appliance utilizes SCOPE(TM) (Spyware Catching Object Protection Engine) technology to prevent both known and unknown forms of spyware at the gateway, which uniquely allows access to legitimate Web applications and the ability to safely view spyware-laden Web sites without becoming infected.

    Financial Outlook
    For the first quarter of fiscal 2006 ending July 31, 2005, the Company currently anticipates sequential growth in net sales of 12% - 15%. Non-GAAP net income is expected to be $2.3 - $3.1 million, or $0.17 - $0.22 per diluted share. Non-GAAP diluted earnings per share excludes the amortization of intangible assets and stock compensation expense. Giving effect to these exclusions, diluted earnings per share on a GAAP basis is expected to be in the range of $0.15 - $0.20.

    Blue Coat historically uses the non-GAAP financial measures of income discussed above for internal evaluation and to report the results of its business. Blue Coat believes that these measures best allow its management, board of directors and investors to understand its activities and business results. The Company believes that inclusion of these non-GAAP financial measures provide consistency and comparability with past reports of financial results, as well as comparability to other companies in its industry, most of whom present similar non-GAAP financial measures to investors.

    Conference Call & Webcast
    The company will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the quarterly results. Participants should call 888-428-4479 (toll-free) or 612-332-0107 (toll call) with the passcode:
758619. A replay of the call will be available starting June 2, 2005 at 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time), and can be accessed by calling 800-475-6701 (toll-free) or 320-365-3844 with the passcode: 758619. An audio
Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations .

    About Blue Coat Systems
    Blue Coat helps organizations make the Web safe and productive for business. Blue Coat proxy appliances provide visibility and control of Web communications to protect against risks from spyware, Web viruses, inappropriate Web surfing, instant messaging (IM), video streaming and peer-to-peer (P2P) file sharing -- while actually improving Web performance. Trusted by many of the world's largest organizations, Blue Coat has shipped more than 20,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at 408-220-2200 or www.bluecoat.com.

    FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Blue Coat Systems' business are set forth in Blue Coat Systems' most recently filed Form 10-Q for the quarter ended January 31, 2005, and other reports filed from time to time with the Securities and Exchange Commission.

    NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

                             BLUE COAT SYSTEMS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                                       April 30,        April 30,
                                                         2005             2004
                                                     -------------    -------------
                                                      (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                         $      47,184    $      39,424
   Short-term investments                                       80               80
   Accounts receivable, net                                 11,541           10,441
   Inventories                                                 350            1,228
   Prepaid expenses and other current assets                 3,460            1,829
Total current assets                                        62,615           53,002

Property and equipment, net                                  3,763            2,490
Restricted investments                                       1,855            1,991
Goodwill                                                    24,753            7,456
Identifiable intangible assets, net                          3,993            1,849
Purchased software                                             411               --
Other assets                                                   472              881
Total assets                                         $      97,862    $      67,669

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                  $       3,743    $       2,890
   Accrued payroll and related benefits                      3,468            2,564
   Deferred revenue                                         13,592           10,147
   Accrued acquisition costs                                    19            4,991
   Accrued restructuring reserve                             2,729            3,100
   Accrued royalty expense                                     703              432
   Other accrued liabilities                                 3,127            2,141
Total current liabilities                                   27,381           26,265

Accrued restructuring reserve, less
 current portion                                               914            3,504
Deferred revenue, less current portion                       3,318            1,785
Total liabilities                                           31,613           31,554

Commitments and Contingencies

Stockholders' equity:
   Preferred stock                                              --               --
   Common stock                                                  1                1
   Additional paid-in capital                              927,184          903,141
   Treasury stock                                             (903)            (903)
   Deferred stock compensation                                 (10)            (727)
   Accumulated deficit                                    (860,024)        (865,399)
   Accumulated other comprehensive
    income (loss)                                                1                2
Total stockholders' equity                                  66,249           36,115
Total liabilities and stockholders' equity           $      97,862    $      67,669

                             BLUE COAT SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)

                                                 Three Months Ended               Twelve Months Ended
                                                     April 30,                         April 30,
                                           ------------------------------    ------------------------------
                                               2005             2004             2005             2004
                                           -------------    -------------    -------------    -------------
                                            (Unaudited)      (Unaudited)      (Unaudited)
Net sales:
  Products                                 $      23,316    $      17,278    $      78,495    $      52,251
  Services                                         5,069            3,848           17,691           13,817
Total net sales                                   28,385           21,126           96,186           66,068
Cost of goods sold:
  Products                                         7,239            5,681           25,589           17,141
  Services                                         1,691            1,285            5,713            4,097
Total cost of goods sold                           8,930            6,966           31,302           21,238

Gross profit                                      19,455           14,160           64,884           44,830

Operating expenses:
   Research and development                        4,636            3,415           16,179           11,507
   Sales and marketing                            10,336            6,930           33,560           24,536
   General and administrative                      2,517            1,457            8,784            5,127
   Legal settlement                                   --               --               --            1,100
   Write-off of in-process
    technology                                        --               --               --              151
   Amortization of intangible
    assets                                           174              153              648              305
   Restructuring                                     (96)             680              (96)           1,536
   Stock compensation                               (745)             402              991            1,213
Total operating expenses                          16,822           13,037           60,066           45,475

Operating income (loss)                            2,633            1,123            4,818             (645)
Interest income                                      255               76              700              295
Other income (expense)                               (11)             195              (26)             126
Net income (loss) before income
 taxes                                             2,877            1,394            5,492             (224)
Provision for income taxes                           (56)              (4)            (117)            (124)
Net income (loss)                          $       2,821    $       1,390    $       5,375    $        (348)

Basic net income (loss) per common
 share                                     $        0.23    $        0.13    $        0.46    $       (0.03)
Diluted net income (loss) per
 common share                              $        0.21    $        0.11    $        0.41    $       (0.03)

Shares used in computing basic net
 income (loss) per common share                   12,259           10,818           11,628            9,956

Shares used in computing diluted
 net income (loss) per common
 share                                            13,565           13,072           12,977            9,956

                             BLUE COAT SYSTEMS, INC.

              RECONCILIATION OF NON-GAAP TO GAAP NET INCOME AND EPS
                (Amounts in thousands, except per share amounts)

                                                 Three Months Ended               Twelve Months Ended
                                                     April 30,                         April 30,
                                           ------------------------------    ------------------------------
                                               2005             2004             2005             2004
                                           -------------    -------------    -------------    -------------
                                            (Unaudited)      (Unaudited)      (Unaudited)
Net income excluding certain
 charges and benefits (Non-GAAP)           $       2,284    $       2,624    $       7,156    $       3,956

   Amortization of intangible
    assets                                          (304)            (152)            (886)          (1,555)
   Restructuring                                      96             (680)              96           (1,536)
   Stock compensation                                745             (402)            (991)          (1,213)

Net income (loss)                          $       2,821    $       1,390    $       5,375    $        (348)

Net income per common share
 excluding certain charges and
 benefits (Non-GAAP)                       $        0.17    $        0.20    $        0.55    $        0.34

   Amortization of intangible
    assets                                         (0.02)           (0.01)           (0.07)           (0.13)
   Restructuring                                    0.01            (0.05)            0.01            (0.13)
   Stock compensation                               0.05            (0.03)           (0.08)           (0.10)

Net income (loss) per share                $        0.21    $        0.11    $        0.41    $       (0.03)

Shares used in computing basic net
 income (loss) per common share                   12,259           10,818           11,628            9,956

Shares used in computing diluted
 net income (loss) per common
 share                                            13,565           13,072           12,977           11,574

SOURCE  Blue Coat Systems, Inc.
    -0-                             06/02/2005
    /CONTACT: media, Tony Thompson of Blue Coat Systems, +1-408-220-2305, or tony.thompson@bluecoat.com; or investors, JoAnn Horne of Market Street Partners, +1-415-445-3235, or maria@marketstreetpartners.com, for Blue Coat Systems, Inc./
    /Web site:  http://www.bluecoat.com /